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                                                                      Exhibit 22


                   MAJOR SUBSIDIARIES OF LAFARGE CORPORATION


The following indicates the corporate names (and all other significant names, if any, under which business is conducted) and jurisdictions of incorporation of the subsidiaries of Lafarge Corporation, all of which are wholly owned or majority owned. Indirect subsidiaries of Lafarge Corporation are indented and listed following their direct parent corporations.

                                                                                Jurisdiction
           Name(s)                                                            of Incorporation
------------------------------                                                ----------------

1988 Associates, Inc.                                                         Delaware
Adminco Corp.                                                                 Missouri
Anchor Wate Company                                                           Delaware
CMAC Corporation                                                              Delaware
Cement Transport, Ltd.                                                        North Dakota
Concrete Holding Company                                                      Missouri
Friday Harbor Sand & Gravel Co.                                               Washington
Gen-Tex Trucking, Inc.                                                        Texas
International Atlantins Insurance Company                                     Vermont
Lafarge Concrete, Inc.                                                        Louisiana
Lafarge Dakota Inc.                                                           North Dakota
Lafarge K.C.K. Inc.                                                           Missouri
National Minerals Corporation                                                 Minnesota
Parker Lafarge Inc.                                                           Texas
Paving Holding Company                                                        Missouri
Robertson Construction Materials, Inc.                                        Delaware
Systech Environmental Corporation                                             Delaware
Walter N. Handy Co., Inc.                                                     Missouri
Lafarge Canada Inc.                                                           Canada
        Allan G. Cook Limited                                                 Ontario
        Gestion Carim Inc.                                                    Quebec
        International Atlantins Agencies Inc.                                 British Columbia
        Johnson Concrete & Material Ltd.                                      Saskatchewan
        Lulu Transport Inc.                                                   British Columbia
        N C Rubber Products Inc.                                              Ontario
        Quality Ready-Mix Limited                                             Ontario
        Standard Aggregates Inc.                                              Ontario
        Standard Paving Maritime Limited                                      Nova Scotia
        Systech Environmental Inc.                                            Ontario
        Valley Rite-Mix Ltd.                                                  British Columbia

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Lafarge Corporation also does business under the following names: Davenport
Cement Company, Duquesne Slag Products Company, Florida Portland Cement, General Portland Inc., Kurtz-Lafarge, Lafarge Concrete, Lafarge Construction Materials, Missouri Portland Cement Company, Pittsburgh Sand and Gravel, Robertson Construction Materials, St. Charles Quarry Company, St. Louis Slag Products Company, Standard Aggregates, Standard Lafarge, The Standard Slag Company, Sullivan Lafarge, Trinity Portland Cement Company, The Whitehall Cement Manufacturing Company.

Lafarge Canada Inc. also does business under the following names: Alberta Concrete Products, Apex Gravel, Bradstone, Brunswick Ready Mix Concrete, Canada Concrete, Capital Concrete, Challenge Concrete, Champion Concrete, Cinq Concrete, Coldstream Concrete, Columbia Concrete, Concrete Pipe Company, Conmac Western Industries, Construction Chemicals, Constructive Communications, Country Building Supplies, Crown Equipment, Crown Paving and Engineering, Forbes Ready Mix, Francon Lafarge, High River Concrete, Jiffy Concrete Products, Johnston Ready Mix, Lafarge Concrete, Lafarge Concrete Products, Lafarge Construction Materials, Lafarge Materials, Lethbridge Concrete Products, Maritime Cement, Marker Building Materials, Masonry Products, McCord, O.K. Construction Materials, Oaks Precast Industries, Permanent Paving, Permanent-Lafarge, Red-D-Mix Block, Red-D-Mix Concrete, Redmond Sand & Gravel, Richvale Block and Ready-Mix, Richvale - McCord, Richvale - York, Rocky Mountain Precast, Supercrete, Superior Concrete Products, Standard Industries, Standard Paving, Standard Pressure Pipe, Standard Slag Cement, York Block, York Brick, Trans-Alta Flyash.

Information regarding 55 additional subsidiaries of the Registrant has been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X [17 CFR 210.1-02(v)].